UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2018 (May 8, 2018)

SELECT ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38066	81-4561945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Post Oak Boulevard, Suite 200

Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 235-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2018, Select Energy Services, Inc. (the “Company”) announced that Gary M. Gillette, formerly Chief Financial Officer and Senior Vice President, will transition to become the Company’s Chief Administrative Officer and Senior Vice President, effective as of May 15, 2018. This decision was finalized May 8, 2018. The Company also announced that the board of directors of the Company has appointed Nick L. Swyka as Chief Financial Officer and Senior Vice President, effective as of May 15, 2018.

Mr. Swyka, age 38, will join the Company on May 15, 2018. He most recently served as Director of Investor Relations and Corporate Development at Nabors Industries (NYSE: NBR), a position he held since October 2015, and where he primarily managed investor and analyst messaging.  From February 2011 through October 2015, Mr. Swyka served as Director of Corporate Planning at Pacific Drilling (NYSE: PACD), where he was responsible for evaluating acquisition and organic growth opportunities, long-term corporate financial planning and developing growth and marketing strategies through global market forecasting. Prior to joining Pacific Drilling, Mr. Swyka worked as a consultant with McKinsey & Company from May 2008 to February 2011, specializing in high-level strategic and operational challenges and opportunities in the energy industry.  Mr. Swyka received his B.S. in International Political Economy from the Georgetown University, School of Foreign Service and an M.B.A. from the University of Texas at Austin, McCombs School of Business. Prior to pursuing his M.B.A., Mr. Swyka worked on Capitol Hill with the United States House of Representatives.

In connection with his appointment, Mr. Swyka will receive (i) a sign-on restricted stock award under the Select Energy Services, Inc. 2016 Equity Incentive Plan (as amended, the “Plan”), which vests in full in three years, (ii) a restricted stock award under the Plan, which vests ratably over three years, and (iii) a performance share unit award under the Plan, which is subject to performance conditions and is eligible to be earned at the end of a three-year performance period, in each case, subject to Mr. Swyka’s continued employment through the applicable vesting date or performance period.

On May 14, 2018, the Company, with the approval of the Company’s board of directors, entered into an indemnification agreement with Mr. Swyka (the “Indemnification Agreement”) in connection with his role as an officer of the Company. The Indemnification Agreement requires the Company to indemnify Mr. Swyka to the fullest extent permitted by applicable law against liability that may arise by reason of his service to the Company and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The Indemnification Agreement is in substantially the form referenced as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

There are no family relationships between Mr. Swyka and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Swyka and any other persons pursuant to which he was selected as Chief Financial Officer and Senior Vice President.

Item 7.01                   Regulation FD Disclosure

On May 14, 2018, the Company issued a news release announcing its updated executive structure, which includes Mr. Gillette’s transition to Chief Administrative Officer and Senior Vice President and Mr. Swyka’s appointment as Chief Financial Officer and Senior Vice President. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01                   Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
10.1

Form of Indemnification Agreement (incorporated by reference herein to Exhibit 10.4 to Select Energy Services, Inc.’s Registration Statement on Form S-1, dated March 2, 2017 (Registration No. 333-216404)).

99.1	News Release, dated May 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2018

SELECT ENERGY SERVICES, INC.

By:	/s/ Adam R. Law
Adam R. Law
Senior Vice President, General Counsel & Corporate Secretary